Exhibit 99.2

LKQ Corporation Appoints Jacob H. Welch to its Board of Directors

Chicago, IL (August 12, 2020) -- LKQ Corporation (Nasdaq: LKQ) today announced that it has appointed Jacob H. Welch of ValueAct Capital to its Board of Directors effective August 12, 2020.
Joseph M. Holsten, Chairman of LKQ Corporation stated, “We are delighted to welcome Jake to LKQ’s Board. Jake’s investment management track record and public market experience will further complement the diverse skills and experience of our Board. We look forward to his contributions as we work with management to drive long-term value for all of our stakeholders, including our shareholders."
Mr. Welch is a Partner of ValueAct Capital, one of LKQ’s largest stockholders. He has previously served as a director of Armstrong Flooring, Inc., where he was a member of the Compensation and Finance Committees. Prior to joining ValueAct Capital in August 2009, Mr. Welch worked as an analyst with The Blackstone Group in its private equity division in New York. He has a B.A., cum laude, from Harvard College and is a CFA charterholder.
“ValueAct Capital invests in great companies navigating changes with the potential for substantial long-term value creation. We have long admired LKQ’s three market-leading businesses and have more recently been encouraged by management and the board’s renewed focus on operational excellence. This is a great foundation for continued revenue, profit and cash flow growth in the years ahead. I have had the chance to meet many members of management and the board and am impressed with their long-term vision for LKQ as the leading parts provider and true partner to its customers. I am excited to join the board and look forward to working collaboratively with management and my fellow Board members.”
ValueAct Capital owns approximately 7% of LKQ's outstanding common stock. In connection with Mr. Welch’s appointment, the Company and ValueAct entered into a Nomination and Cooperation Agreement, which will be filed as part of a Current Report on Form 8-K.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment, parts and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
Contact
Joseph P. Boutross-LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com